Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 2, 2012, is entered into by and among THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), THE PERSONS IDENTIFIED AS THE LENDERS ON THE SIGNATURE PAGES HERETO (the “Lenders”), and WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of September 13, 2011 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Borrowers, the Lenders, and the Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrowers; and
WHEREAS, the Borrowers have requested that the Lenders and the Agent enter into this Amendment to make certain changes to the Existing Credit Agreement effective on (and subject to the occurrence of) the First Amendment Effective Date; and
WHEREAS, the Agent and the Lenders are willing to amend the Existing Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:
PART I
DEFINITIONS
SUBPART 1.1.    Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:
“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.
“First Amendment Effective Date” shall have the meaning set forth in Subpart 3.1.
SUBPART 1.2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.
PART II
AMENDMENTS
SUBPART 2.1.    Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the First Amendment Effective Date, Schedule 1.1 of the Existing Credit Agreement is amended by amending and restating the defined terms “EBITDA” and “Net Income” as follows:

“EBITDA” means, with respect to any fiscal period, the Net Income of Borrowers and their Subsidiaries plus Interest Expense, income taxes, and depreciation and amortization for such period, in each case as Net Income and such other items are determined on a consolidated basis in accordance with GAAP; provided, that, (a) in the case of the calculation of EBITDA for any fiscal period that includes one or more fiscal months ended prior to the date of the Agreement, EBITDA for such fiscal month(s) ended prior to the date of the Agreement shall be as listed on Schedule E-1, (b) for the purposes of calculating EBITDA for any period of 12 consecutive fiscal months (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Borrowers shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, and (c) in the case of the calculation of EBITDA for any Reference Period that includes one or more of the first eighteen fiscal months ended immediately after the First Amendment Effective Date, EBITDA for such Reference Period shall be increased by up to $2,000,000 of Permitted Restructuring and Startup Costs actually incurred related to the ColorMaster Purchase during such Reference Period. For purposes of this paragraph, “Permitted Restructuring and Startup Costs” means expenses involving the termination of associates as a result of the effects of the ColorMaster Purchase at any of Borrowers' facilities, the excess cost as measured by the Borrowers' departmental variance analysis for all of Borrowers' dyeing and finishing operations, including the acquired ColorMaster dye house, outside processing costs required as a result of the integration of the ColorMaster dye house into Borrowers' facilities, excess freight costs or savings thereof, costs associated with termination of utilities or energy supplies at any of Borrowers' facilities as a result such integration of the ColorMaster dye house, and any other of such expenses so approved by the Lenders in their sole discretion.
“Net Income” means, with respect to any fiscal period, the net earnings (or loss) for such fiscal period of Borrowers and their Subsidiaries, as adjusted to reflect the add-back of the change in the LIFO reserve over the prior period, but excluding: (a) facility consolidation charges for periods prior to the Closing Date; (b) other non-cash charges (including, in the case of any fiscal period that includes one or more fiscal months ended prior to the First Amendment Effective Date, up to $2,000,000 of non-cash impairment charges for the Atmore facility for such period); (c) any pre-tax gain or loss arising from the sale or write-down of capital assets; (d) any pre-tax gain or loss arising from any write-up or write-down of assets or any write-down of goodwill during such period; (e) pre-tax earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (f) non-cash pre-tax earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by any Borrower, realized by such Person prior to the date of such acquisition; (g) net pre-tax earnings of any entity (other than a Subsidiary of a Borrower) in which any Borrower has an ownership interest unless such net pre-tax earnings have actually been received by a Borrower in the form of cash distributions; (h) any portion of the net pre-tax earnings of any Subsidiary which for any reason is unavailable for payment of distributions to a Borrower; (i) the pre-tax earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (j) any pre-tax gain arising from the acquisition of any Stock of any Borrower; and (k) any pre-tax gain or loss arising from extraordinary or non-recurring items or as otherwise agreed to by Agent as non-recurring, in each case as net earnings (or loss), the change in the LIFO reserve, and all such exclusions are determined on a consolidated basis in accordance with GAAP.
SUBPART 2.2.    Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the First Amendment Effective Date, Schedule 1.1 of the Existing Credit Agreement is amended by inserting the defined terms “ColorMaster Acquisition” and “First Amendment Effective Date” in proper alphabetical order as follows:
“ColorMaster Purchase” means the purchase by one or more Borrowers of the ColorMaster dye house located in Calhoun, Georgia, to be purchased on or about the First Amendment Effective Date.
“First Amendment Effective Date” means November 2, 2012.

SUBPART 2.3.    ColorMaster Dye House; Seller Intercreditor Agreement. In connection with one or more Borrowers purchase of the ColorMaster dye house located in Calhoun, Georgia and related Equipment from Lineage PCR, Inc. (the “Seller”) on or about the First Amendment Effective Date (the “ColorMaster Dye House Assets”), (a) Lenders acknowledge that Agent is entering into an intercreditor agreement with the Seller in substantially the form presented by Agent to Lenders prior to the date hereof (the “Seller Intercreditor Agreement”), (b) Lenders consent to the terms of the Seller Intercreditor Agreement, including, without limitation, Agent's agreement contained therein that it shall not have or take a Lien on any of the ColorMaster Dye House Assets until the payment and satisfaction of the ColorMaster Indebtedness, (c) Agent and Lenders agree that, notwithstanding any contrary terms set forth in the Amended Credit Agreement or any other Loan Document, the ColorMaster Dye House Assets shall not be subject to Agent's Liens until the payment and satisfaction of the ColorMaster Indebtedness, (d) Borrowers agree that they shall notify Agent in writing of the payment and satisfaction of the ColorMaster Indebtedness within 5 Business Days after the payment and satisfaction thereof, (e) Borrowers agree that all of the ColorMaster Dye House Assets shall automatically become subject to Agent's Liens upon the payment and satisfaction of the ColorMaster Indebtedness, regardless of whether Borrowers have provided Agent notice of such payment and satisfaction, and (f) Borrowers agree that, following the payment and satisfaction of the ColorMaster Indebtedness, they shall comply with all of the provisions of Section 5.12 of the Amended Credit Agreement with respect to the ColorMaster Dye House Assets within 10 days after Agent's request therefor.

PART III
CONDITIONS TO EFFECTIVENESS OF PART II
SUBPART 3.1.    First Amendment Effective Date. Part II of this Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”), subject to the conditions set forth in this Part III having been satisfied (it being understood and agreed that this Amendment may be executed and delivered in escrow pending release upon satisfaction of such conditions).
SUBPART 3.2.    Execution of Term Amendment. The Agent shall have received fully executed counterparts of this Amendment.
SUBPART 3.3.    Execution of Revolver Loan Amendment. The Agent shall have received fully executed counterparts of an amendment to the Revolver Loan Credit Agreement, in the form attached hereto as Exhibit A.
SUBPART 3.4.    Seller Intercreditor Agreement. The Agent shall have received fully executed counterparts of the Seller Intercreditor Agreement.
PART IV
MISCELLANEOUS
SUBPART 4.1.    No Additional Obligations. The Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall the Borrowers rely upon the existence of or claim or assert that there exists) any obligation of any of the Agent or Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Amended Credit Agreement or any other instrument or agreement to which the Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that the Agent and the Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of the Agent or the Lenders related hereto, shall be of any force or effect on the Lenders' consideration or decision with respect to any such requested Additional Amendment or Consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

SUBPART 4.2.    Acknowledgments and Stipulations. In order to induce Agent and Lenders to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that (a) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; (b) the Liens granted by each Borrower to Agent in the Collateral are valid and duly perfected, first priority Liens, subject only to Permitted Liens; (c) each of the recitals contained at the beginning of this Amendment is true and correct; and (d) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of their own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent, any Lender or any counsel to Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.
SUBPART 4.3.    Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.
SUBPART 4.4.     References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Credit Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the other Loan Documents to the “Credit Agreement”, shall be deemed to refer to the Amended Credit Agreement.
SUBPART 4.5.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants that on the First Amendment Effective Date and after giving effect to the amendments and waivers contained herein: (a) the representations and warranties contained in Section 4 of the Amended Credit Agreement shall be correct in all material respects on and as of such date as though made on and as of such date and (b) no Default or Event of Default exists under the Amended Credit Agreement on and as of such date. Without limitation of the preceding sentence, each Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).
SUBPART 4.6.    Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. THIS AMENDMENT SUPPLEMENTS, AND FORMS A PART OF, THE EXISTING CREDIT AGREEMENT, BUT (FOR THE AVOIDANCE OF DOUBT) THE PARTIES HERETO IN ANY EVENT SPECIFICALLY AGREE (WITHOUT LIMITATION OF THE FIRST PART OF THIS SENTENCE) THAT THE PROVISIONS OF SECTION 12 OF THE EXISTING CREDIT AGREEMENT APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.
SUBPART 4.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures on Next Page]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	THE DIXIE GROUP, INC., a Tennessee corporation

By: /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title:VP & CFO

CANDLEWICK YARNS, LLC. an Alabama limited liability company

By: /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title: President

FABRICA INTERNATIONAL, INC., a California corporation

By: /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title: President

MASLAND CARPETS, LLC, a Georgia limited liability company

By: /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title: President

AGENT AND LENDERS:	WELLS FARGO BANK, N.A., a national banking association, as Agent and as a Lender

By: /s/ Bryan Hulker
Name: Bryan Hulker
Title: SVP

GUARANTOR'S ACKNOWLEDGEMENT
The undersigned, a guarantor of the “Obligations” of THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), under and as defined in that certain Credit Agreement dated as of September 13, 2011 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”) among the Borrowers, the lenders party thereto (the “Lenders”), and WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), hereby (a) acknowledges receipt of the foregoing First Amendment Credit Agreement (the “Amendment”); (b) consents to the terms and execution thereof; (c) reaffirms its obligations pursuant to the terms of that certain Guaranty Agreement dated as of September 13, 2011 executed by the undersigned in favor of the Agent and Lenders (the “Guaranty”); and (d) acknowledges that the Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations to the Borrowers, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for the Borrowers' present and future Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

C-KNIT APPAREL, INC.,
a Tennessee corporation

By: /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title: President